Exhibit 10.3

THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

THE NUMBER OF ORDINARY SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF.

This Warrant is issued pursuant to that certain Securities Purchase Agreement dated October 8, 2025, by and between the Company and the Holder (as defined below) (the “Purchase Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement or in Section 5.12, as context demands. Receipt of this Warrant by the Holder shall constitute acceptance and agreement to all of the terms contained herein.

No. 2025-[●]

Currenc Group, INC.

Ordinary Share Purchase Warrant

Currenc Group, Inc., an exempted company organized under the laws of the Cayman Islands (together with any corporation which shall succeed to or assume the obligations of Currenc Group, Inc. hereunder, the “Company”), hereby certifies that, for value received, New Margin Holding Limited, a company incorporated under the laws of Hong Kong (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company at any time during the Exercise Period up to [●] fully paid and non-assessable Ordinary Shares, at a purchase price per share equal to the Exercise Price. The number of Ordinary Shares for which this Ordinary Share Purchase Warrant (this “Warrant”) is exercisable and the Exercise Price are subject to adjustment as provided herein.

ARTICLE 1

1.1 Exercise. This Warrant may be exercised at any time or from time to time during the Exercise Period by submitting the form of subscription attached hereto (the “Exercise Notice”), duly executed by the Holder, to the Company at its principal office (or such other address or electronic delivery method as the Company may designate in writing from time to time), indicating the number of shares the Holder elects to purchase by paying the Aggregate Exercise Price as provided in Section 1.2. The Exercise Notice shall be in a form reasonably acceptable to the Company and shall be accompanied by any tax forms or other information reasonably requested by the Company to determine withholding and compliance with applicable law. The Company may reject any Exercise Notice that is incomplete, incorrect or not in compliance with this Warrant, in which case such Exercise Notice shall be deemed received only upon resubmission in proper form. The Company may, but shall not be obligated to, transmit an acknowledgement of receipt of any Exercise Notice, and any failure to provide such acknowledgement shall not affect the validity or timing of any exercise. This Warrant shall be deemed exercised only upon the Company’s actual receipt of (a) a properly completed Exercise Notice and (b) the Aggregate Exercise Price in immediately available funds in accordance with Section 1.2 (such time, the “Effective Exercise Time”). No Warrant Shares shall be issued unless and until the Aggregate Exercise Price has been received in cleared funds. Any Exercise Notice delivered without contemporaneous payment of the Aggregate Exercise Price may, at the Company’s option, be deemed withdrawn if the Aggregate Exercise Price is not received within three (3) Business Days after delivery of such Exercise Notice. In the event this Warrant is not exercised in full, the Company may require the Holder, after such partial exercise, to promptly return this Warrant to the Company, and the Company will, within a reasonable period thereafter, issue and deliver to or upon the order of the Holder a new Warrant or Warrants of like tenor, in the name of the Holder or as the Holder (upon payment by the Holder of any applicable transfer taxes and the Company’s reasonable out-of-pocket issuance expenses) may request, calling in the aggregate on the face or faces thereof for the number of Ordinary Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised.

1.2 Payment of Exercise Price by Wire Transfer. Upon any exercise of this Warrant for cash, the Holder shall pay the Aggregate Exercise Price by wire transfer of immediately available funds to the account designated by the Company in writing (which designation may be included in an acknowledgement of receipt of the applicable Exercise Notice or provided separately). The Holder’s obligation to pay, and the Company’s obligation to issue Warrant Shares, are subject to receipt by the Company of the Aggregate Exercise Price in cleared funds.

1.3 Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) the expiration of the Exercise Period.

ARTICLE 2

2.1 Delivery of Warrant Shares. As soon as practicable following any Effective Exercise Time, and in any event within ten (10) Business Days thereafter (the “Share Delivery Date”), the Company shall, at its expense (except as otherwise contemplated by this Warrant), issue and deliver to the Holder (or as the Holder directs) the number of fully paid and non-assessable Warrant Shares issuable upon such exercise. Delivery of Warrant Shares may be made, at the Company’s election, either in certificated form or by book-entry through the Company’s transfer agent. Any certificates or book-entry positions representing Warrant Shares shall bear such legends as are required by applicable law, regulation or stock exchange rule. If the Company’s transfer agent participates in The Depository Trust Company’s Fast Automated Securities Transfer program (including DWAC) and the Warrant Shares are then eligible for electronic delivery without a restrictive legend, the Company may, in its discretion, instruct its transfer agent to credit such Warrant Shares to the Holder’s (or its designee’s) brokerage account through DTC, subject to the same Share Delivery Date. Delivery of Warrant Shares is conditioned on the Company’s actual receipt of (a) a duly completed and properly executed Exercise Notice, (b) the Aggregate Exercise Price in immediately available funds, and (c) any tax forms, certifications and other information reasonably requested by the Company to determine withholding and to ensure compliance with applicable law, listing standards and the Company’s organizational documents. For the avoidance of doubt, no Warrant Shares shall be issued or delivered until the Aggregate Exercise Price has been received by the Company in cleared funds and all required documentation has been received to the Company’s reasonable satisfaction.

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2.2 Failure to Timely Deliver; Cure; Exclusive Remedies. If, and only if, the Company fails to issue and deliver the Warrant Shares as and when required by Section 2.1 by the applicable Share Delivery Date, the Holder’s rights and remedies for such delay shall be solely as set forth in this Section 2.2, subject in all cases to the conditions, carve-outs and limitations below.

(a) The Holder shall provide the Company with written notice of any alleged delivery failure describing the facts and the number of Warrant Shares at issue, and the Company shall have five (5) Business Days after receipt of such notice to cure (the “Cure Period”); provided that such Cure Period shall be reasonably extended to the extent the delay is caused by a Transfer Agent/DTC system outage or hold, a market or settlement holiday, or a legal, regulatory or listing-rule blackout not caused by the Company’s breach and for so long as the Company is using commercially reasonable efforts to effect delivery. During the Cure Period (as so extended), the Holder shall not seek equitable relief with respect to the alleged delivery failure, except where immediate relief is reasonably necessary to prevent imminent material irreparable harm consistent with Section 5.7.

(b) No breach or liability shall arise, and the Share Delivery Date shall be tolled, to the extent delivery is delayed due to: (i) the Holder’s failure to timely deliver a duly completed Exercise Notice, required tax forms or other reasonably requested information; (ii) non-receipt of the Aggregate Exercise Price in cleared funds; (iii) the Beneficial Ownership Cap; (iv) compliance with applicable law, the rules of any securities exchange on which the Company’s equity is then listed, or the Company’s organizational documents (including any “Minimum Price” or similar requirement); (v) Transfer Agent or DTC acts, omissions, holds or system outages not caused by the Company’s breach; or (vi) a market or settlement holiday, banking moratorium or force majeure event. In such cases, delivery shall occur as promptly as practicable after the applicable impediment is removed, and any required delivery period shall be extended on a day-for-day basis.

(c) The Holder’s sole and exclusive remedy for any delayed delivery of Warrant Shares shall be to seek specific performance or other equitable relief subject to Section 5.7, after expiration of the Cure Period (as extended). The Holder shall not be entitled to rescind or deem rescinded any exercise of this Warrant, nor to recover any monetary damages arising from or relating to market price movements, lost profits, loss of market, or any consequential, special, exemplary, incidental, indirect or punitive damages in connection with any such delay.

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(d) Delivery shall be deemed effected when the Company has, within the applicable delivery period (as tolled or extended under this Section 2.2), (i) in the case of certificated shares, timely deposited the certificates with a nationally recognized overnight courier properly addressed to the Holder (or its designee), or (ii) in the case of book-entry or DTC credit, given irrevocable instructions to its transfer agent to register or credit such Warrant Shares, whether or not such registration or credit is thereafter delayed by the transfer agent, DTC or the Holder’s broker.

(e) No fractional Warrant Shares shall be issued upon any exercise; in lieu of any fractional share, the Company may, at its option, round to the nearest whole share or pay cash in an amount equal to such fraction multiplied by the then-applicable Exercise Price.

(f) There shall be no duplication or double recovery for the same delay and period. Any equitable relief shall be subject to Section 5.7, including requirements for a prior cure opportunity (except where immediate relief is necessary to prevent imminent material irreparable harm), proportionality, and any bond required by applicable law.

2.3 Charges, Taxes and Expenses. Issuance of any Warrant Shares upon exercise shall be at the Company’s expense only for its customary internal issuance costs. The Holder shall be responsible for, and shall promptly pay or reimburse the Company for, all transfer, documentary, stamp, registration, withholding, value-added, sales, use, excise, duties and similar taxes, fees and charges arising from (a) issuance of Warrant Shares in a name other than the Holder, (b) any transfer of this Warrant or the Warrant Shares, or (c) any other Holder-requested transaction (in each case excluding taxes on the Company’s net income). If Warrant Shares are to be issued to any Person other than the Holder, this Warrant shall be accompanied by a duly executed Form of Assignment and such evidence of securities-law compliance as the Company may reasonably request, and the Company may condition such issuance on payment (or evidence of payment) of any transfer taxes. All issuances are subject to applicable tax withholding. The Company may deduct or withhold from any consideration deliverable hereunder (including by withholding, or instructing the transfer agent to reserve, a portion of the Warrant Shares otherwise issuable) any amounts the Company determines in good faith are required to be withheld, and any amounts so withheld shall be treated as delivered to the applicable Person. The Company may, as a condition to issuance, require the Holder to timely deliver a properly completed IRS Form W-9 or applicable Form W-8 (with required attachments) and other information reasonably requested for reporting and withholding; the Company shall have no obligation to issue Warrant Shares until such forms and information are received to its reasonable satisfaction. No gross-up or additional amounts shall be payable, and the Company shall have no liability for any delay or failure resulting from the Holder’s failure to timely furnish required tax forms or information. Any certificates or book-entry positions for Warrant Shares shall bear legends required by applicable law, regulation or stock-exchange rule. The Company shall have no obligation to deliver legend-free Warrant Shares unless and until it receives satisfactory evidence that legends are not required, which may include a customary legal opinion of counsel reasonably acceptable to the Company, at the Holder’s expense. The Holder shall bear any out-of-pocket costs for special handling, rush processing, split certificates or other non-standard delivery it requests. The Company’s determinations under this Section 2.3 shall be made in good faith and are conclusive and binding absent manifest error.

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ARTICLE 3

3.1 So long as this Warrant remains outstanding, the Exercise Price shall be subject to adjustment as follows:

(a) Adjustments for Share Splits and Combinations. If the Company shall at any time or from time to time after the Issue Date effect a split or other subdivision of the outstanding Ordinary Shares, the Exercise Price in effect immediately prior to such stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issue Date combine the outstanding Ordinary Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased. Any adjustment pursuant to this Section 3.1(a) shall be effective as of the applicable “ex-date” established by the principal securities exchange for such event or, if no “ex-date” applies, as of the effective time of such split or combination as specified in the Company’s governing documents or applicable law. In no event shall the Exercise Price be reduced below the minimum price required by applicable law or stock exchange rules or below the par value of the Ordinary Shares (the “Minimum Price”).

(b) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the Issue Date make or issue, or set a record date for the determination of holders of Ordinary Shares entitled to receive, a dividend or other distribution payable in Ordinary Shares, then, and in each such event, the Exercise Price in effect immediately prior to such event shall be decreased only if, as and when such dividend or distribution is actually paid, as of the time of such issuance or, in the event such record date shall have been fixed, as of the applicable “ex-date” established by the principal securities exchange for such event or, if no “ex-date” applies, as of the close of business on such record date, subject to automatic reversal if such dividend or distribution is not consummated in full on the payment date, by multiplying the Exercise Price then in effect by a fraction: (i) the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (ii) the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution. For the avoidance of doubt, no adjustment shall be made pursuant to this Section 3.1(b) to the extent an adjustment is made pursuant to any other subsection of this Section 3.1 in respect of the same event, and multiple adjustments arising from a single transaction or series of related transactions shall not be duplicative. Adjustments under this Section 3.1(b) shall not reduce the Exercise Price below the Minimum Price.

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(c) Adjustments for Reclassification, Exchange or Substitution. If the Ordinary Shares at any time or from time to time after the Issue Date shall be changed into the same or a different number of shares or other securities of any class or classes, or into other property, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split, combination or stock dividend covered by Sections 3.1(a) and 3.1(b), or a reorganization, merger, consolidation or sale of assets that is addressed by separate provisions hereof), then, and in each such event, appropriate adjustments shall be made (by adjustment of the Exercise Price or otherwise) so that the Holder shall thereafter have the right to exercise this Warrant for the kind and amount of shares of stock or other securities or other property receivable upon such reclassification, exchange, substitution or other change by holders of the number of Ordinary Shares for which this Warrant was exercisable immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein. Notwithstanding the foregoing, (A) the Company (or any successor entity) shall not be required to deliver “other property” that is not cash or marketable securities and may, at its option, deliver cash in lieu thereof equal to the fair market value of such property as reasonably determined in good faith by the Company’s board of directors, and (B) any successor entity in any such transaction shall expressly assume, by written instrument reasonably satisfactory to the Company, the obligations of the Company under this Warrant, including with respect to the exercise of this Warrant into the consideration receivable by holders of Ordinary Shares in such transaction. No adjustment shall be made pursuant to this Section 3.1(c) to the extent an adjustment is made pursuant to any other subsection of this Section 3.1 in respect of the same event, and in no event shall any adjustment reduce the Exercise Price below the Minimum Price.

(d) Mechanics; Notices; Compliance; Fractional Shares; De Minimis; Calculations. The Company shall provide the Holder with written notice of any event requiring an adjustment to the Exercise Price at least ten (10) Business Days prior to the expected record date or effective date thereof (or, if earlier notice is not practicable, as promptly as practicable), which notice shall describe the event and the Company’s calculation of any resulting adjustment in reasonable detail. All calculations of adjustments shall be made by the Company in good faith and shall be conclusive and binding on the parties absent manifest error. No adjustment shall be required unless such adjustment would require an increase or decrease of at least one percent (1.0%) in the Exercise Price; provided that any adjustments not made by reason of the foregoing shall be carried forward and taken into account in any subsequent adjustment until such time as the cumulative effect results in an adjustment of at least one percent (1.0%). No fractional Ordinary Shares shall be issued upon any exercise of this Warrant; in lieu of any fractional share, the Company shall, at its option, round to the nearest whole share or pay cash based on the then-applicable Exercise Price. Notwithstanding anything to the contrary herein, no adjustment or exercise shall require the Company to issue Ordinary Shares at a price per share below the Minimum Price or otherwise in violation of applicable law, the rules of any securities exchange on which the Ordinary Shares are then listed, or the Company’s organizational documents; in such case, the Company may, at its option, (A) reduce the number of shares otherwise issuable to the maximum number that may be issued in compliance therewith and/or (B) settle the remainder in cash. Any adjustment made by reference to a record date shall be reversed to the extent the related event is not consummated on the contemplated payment date or is consummated on different terms than originally announced, with appropriate corresponding adjustments to the Exercise Price.

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3.2 Fundamental Transactions. Upon any Fundamental Transaction, the Company may, in its sole discretion, elect one or more of the following with respect to all or any portion of this Warrant, which shall be the Holder’s sole remedy: (i) cause the successor or surviving entity (or its parent) to assume this Warrant with equitable adjustments so that it thereafter is exercisable for the Transaction Consideration that holders of Ordinary Shares would have received if this Warrant had been exercised immediately prior to closing; (ii) provide a window ending no earlier than five (5) Business Days before closing during which the Holder may exercise this Warrant for cash, with any unexercised portion terminating at closing without consideration; (iii) settle this Warrant for cash, marketable securities and/or the form of Transaction Consideration paid to holders of Ordinary Shares in an amount equal to the excess, if any, of the per share value of such consideration over the Exercise Price, multiplied by the number of Warrant Shares then subject hereto (with this Warrant terminating at closing without consideration if such excess is zero or negative); or (iv) exchange this Warrant for a replacement warrant of the successor or surviving entity (or its parent) with substantially similar terms (as adjusted) exercisable for the kind and amount of securities or other property constituting the Transaction Consideration. If holders of Ordinary Shares may elect among forms of Transaction Consideration, the Company shall determine the form applicable to this Warrant (or any portion hereof). Any assumption, adjustment, issuance or settlement hereunder shall comply with applicable law, stock exchange rules (including any minimum price or shareholder approval requirements), organizational documents and authorized share limits, and shall be subject to the Beneficial Ownership Cap. The Company may reduce issuances, defer delivery and/or settle in cash or marketable securities to ensure compliance. No issuance shall be required below any applicable minimum price or in violation of the foregoing. If the Company elects assumption or replacement treatment under Section 3.2(i) or (iv), it shall use commercially reasonable efforts to cause the successor or surviving entity (or its parent) to assume this Warrant. If not assumed by closing, the Company may instead elect the treatments in Section 3.2(ii) and/or (iii), and this Warrant shall terminate to the extent settled or not duly exercised. The Company’s good faith determinations of per share Transaction Consideration value, adjustments and any allocations shall be conclusive absent manifest error. No adjustment is required unless it changes the Exercise Price by at least one percent (1.0%), with de minimis amounts carried forward. No fractional securities shall be issued; the Company may round down to the nearest whole security or settle fractions in cash based on the applicable value or Exercise Price. The Company shall provide written notice of a Fundamental Transaction and its elected treatment not less than ten (10) Business Days prior to the anticipated closing or, if earlier notice is impracticable, as promptly as practicable. Failure to give notice shall not affect the validity of any election or treatment. This Section 3.2 sets forth the Holder’s sole rights with respect to any Fundamental Transaction. The Holder shall have no consent rights, redemption rights, “Black-Scholes” or make-whole payments, cashless exercise rights, or other adjustments or benefits except as expressly provided herein.

3.3 Reservation of Ordinary Shares. From and after the Issue Date and while this Warrant remains outstanding, the Company shall reserve and keep available, out of its authorized but unissued Ordinary Shares and after giving effect to all other bona fide reservations then in effect for existing securities, plans or commitments, a number of Ordinary Shares sufficient to permit the issuance of all Warrant Shares that would be issuable upon exercise of this Warrant in full (as adjusted from time to time in accordance with Article 3), in each case subject to the limits of the Company’s then-authorized share capital, applicable law and the rules of any securities exchange on which the Ordinary Shares are then listed. The parties acknowledge and agree that the Beneficial Ownership Cap in Section 4.1 applies to issuances under this Warrant and shall be taken into account for purposes of any near-term delivery timing; provided, however, that nothing in this Section 3.3 shall require the Company to reserve or issue any Ordinary Shares in excess of what may be issued in compliance with applicable law, the rules of any securities exchange on which the Ordinary Shares are then listed, the Company’s organizational documents, or the Company’s then-authorized share capital. If at any time the number of Ordinary Shares reserved hereunder falls below the Required Minimum (as recalculated from time to time in accordance with this Section), the Company shall, within a commercially reasonable period, instruct its transfer agent to increase the reservation to the then-applicable Required Minimum to the extent Ordinary Shares are then authorized and available. For the avoidance of doubt, the Company shall have no obligation under this Warrant to seek stockholder approval to increase its authorized share capital or otherwise to increase the number of Ordinary Shares available for issuance; provided that, if the Company elects in its discretion to seek such approval, it shall use commercially reasonable efforts to obtain such approval in accordance with applicable law and exchange rules.

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3.4 No Rights as a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such capacity, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares.

ARTICLE 4

4.1 Ownership Cap. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Holder shall not be entitled to exercise this Warrant, and the Company shall not be obligated to issue any Warrant Shares upon any such exercise, to the extent that, after giving effect to such exercise, the Holder together with all other Persons whose beneficial ownership of Ordinary Shares would be aggregated with the Holder’s for purposes of Section 13(d) of the 1934 Act (the “Holder Group”), directly or indirectly, beneficially owning in the aggregate more than the Beneficial Ownership Cap of the outstanding Ordinary Shares. For purposes of this Section 4.1, the “Beneficial Ownership Cap” means 4.99% initially, which the Holder may, at its election, increase to 9.99% effective on the 61st day after the Holder’s delivery of written notice of such election to the Company. Beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder, and shall include, without limitation, all securities and derivatives that are, directly or indirectly, beneficially owned or deemed beneficially owned by the Holder Group. In addition to the Beneficial Ownership Cap, and notwithstanding anything to the contrary in this Warrant or any other Transaction Document, the total cumulative number of Ordinary Shares issuable to the Holder (together with any Persons whose issuances would be aggregated with the Holder’s under applicable stock exchange rules) pursuant to this Warrant and all other Transaction Documents shall not exceed the limit set forth in Nasdaq Listing Rule 5635(d) prior to receipt of required stockholder approval for such issuances (“Shareholder Approval”) (the “Nasdaq 19.99% Cap”), except that such limitation shall not apply after Shareholder Approval is obtained or if the Ordinary Shares are no longer listed on the applicable trading market. For the avoidance of doubt, nothing in this Section 4.1 shall require the Company to seek or obtain Shareholder Approval. Any exercise of this Warrant that would result in the Holder Group beneficially owning Ordinary Shares in excess of the Beneficial Ownership Cap shall be null and void ab initio solely to the extent of such excess, and the Exercise Notice shall be deemed automatically modified to reduce the number of Warrant Shares issuable upon such exercise to the maximum number of Warrant Shares that may be issued without exceeding the Beneficial Ownership Cap; the balance of this Warrant shall remain exercisable in accordance with its terms. Similarly, any exercise of this Warrant that, when aggregated with issuances under the other Transaction Documents or as otherwise required to be aggregated under applicable stock exchange rules, would cause issuances to exceed the Nasdaq 19.99% Cap prior to Shareholder Approval shall be null and void ab initio solely to the extent of such excess, and the Exercise Notice shall be deemed automatically modified to reduce the number of Warrant Shares issuable upon such exercise to the maximum number of Warrant Shares that may be issued without exceeding the Nasdaq 19.99% Cap; the balance of this Warrant shall remain exercisable in accordance with its terms. The Company shall have no obligation to settle any portion of an exercise in cash as a result of the Beneficial Ownership Cap or the Nasdaq 19.99% Cap, and any deferral or reduction of an issuance to comply with such limitations shall not constitute a default or breach hereof. The Company will determine, in good faith and in its sole discretion, whether a proposed exercise would exceed the Beneficial Ownership Cap or the Nasdaq 19.99% Cap and may rely exclusively on its stock register, the records of its transfer agent, its most recent periodic report filed with the U.S. Securities and Exchange Commission, and/or a written certificate from its transfer agent in determining the number of outstanding Ordinary Shares and the Holder Group’s beneficial ownership at any time. The Holder shall promptly provide, upon the Company’s written request, any information reasonably necessary for the Company to determine compliance with this Section 4.1, and the Company shall have no obligation to issue any Warrant Shares until such information is provided. The Company shall have no liability for any delay or refusal to issue Warrant Shares in reliance on this Section 4.1. The Holder shall not effect any transaction, including through multiple Exercise Notices, block trades, or derivative or other arrangements, with the intent or effect of circumventing the Beneficial Ownership Cap or the Nasdaq 19.99% Cap. The provisions of this Section 4.1 are intended to, and shall, be construed, corrected and implemented to give full effect to the limitations set forth herein. For the avoidance of doubt, the limitations in this Section 4.1 apply at all times, including in connection with any Fundamental Transaction and any adjustment, reservation, delivery or settlement hereunder. Any issuances may be reduced, deferred and/or, where permitted under this Warrant, settled in cash or marketable securities, in each case to the extent necessary to ensure compliance with the Beneficial Ownership Cap, the Nasdaq 19.99% Cap, applicable law, stock exchange rules, the Company’s organizational documents and the Company’s then-authorized share capital.

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ARTICLE 5

5.1 Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of this Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

5.2 Remedies. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

5.3 Transferability. This Warrant may not be transferred, sold, pledged, hypothecated or otherwise granted as security by the Holder without the prior written consent of the Company (which consent shall not be unreasonably conditioned, withheld or delayed). Any transfer, sale, pledge or hypothecation is made in accordance with the provisions of this Section 5.3 and all applicable securities laws, including the 1933 Act.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in the Purchase Agreement prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in the Purchase Agreement on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses for such notices and communications shall be as set forth in the Purchase Agreement.

5.5 Governing Law. This Warrant and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without reference to any principles of conflict of laws or choice of laws that would result in the application of the laws of any jurisdiction other than the Cayman Islands.

5.6 Headings; Construction. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Warrant shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

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5.7 Remedies; Equitable Relief. The remedies provided in this Warrant are cumulative of any remedies available at law or in equity, provided that there shall be no duplication or double recovery for the same breach and period. Equitable relief (including specific performance and injunctive relief) shall be available only upon a clear showing of actual and imminent irreparable harm not adequately compensable by money damages, no adequate remedy at law, and that the balance of equities and the public interest favor such relief; any such relief shall be narrowly tailored and proportionate. Except where immediate relief is reasonably necessary to prevent imminent material irreparable harm, the party seeking equitable relief shall first give written notice of the alleged breach and a reasonable opportunity to cure (not less than five (5) Business Days if curable). No presumption of irreparable harm shall arise from any breach, and any liquidated damages or premium provided herein shall not establish irreparable harm or the inadequacy of monetary damages. Specific performance shall be limited to objectively ascertainable, express obligations (including delivery of Warrant Shares in compliance with Article 2, subject to legal and listing compliance) and shall not compel discretionary acts, obligations requiring continuous judicial supervision, or actions contrary to law, stock exchange rules, or the Company’s organizational documents. Nothing in this Section limits any party’s right to seek money damages or other remedies at law.

5.8 Binding Effect. The obligations of the Company and the Holder set forth herein shall be binding upon the successors and permitted assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

5.9 Amendments; Waivers. No provision of this Warrant may be waived or amended except in a written instrument signed by the Company and the Holder. No waiver of any default with respect to any provision, condition or requirement of this Warrant shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.10 Compliance with Securities Laws. The Holder of this Warrant acknowledges that this Warrant is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Warrant in violation of applicable securities laws. This Warrant and any Warrant issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE Securities ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.”

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5.11 Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to, this Warrant shall be brought exclusively in the courts of the Cayman Islands. Each of the Company and the Holder irrevocably submits to the exclusive jurisdiction of the Grand Court of the Cayman Islands (and, for the purposes of appeal, the Cayman Islands Court of Appeal and the Judicial Committee of the Privy Council, where applicable) and irrevocably waives any objection to the laying of venue in, and any claim of inconvenient forum of, such courts. Service of process in any such action or proceeding may be effected in accordance with applicable Cayman Islands law, and nothing in this Warrant shall affect the right to effect service in any other manner permitted by law. To the extent permitted by Cayman Islands law, the prevailing party in any such action or proceeding shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses, in each case as awarded by such court.

5.12 Definitions. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

(a) “Aggregate Exercise Price” means, in connection with the exercise of this Warrant at any time, an amount equal to the product obtained by multiplying (i) the Exercise Price times (ii) the number of Ordinary Shares for which this Warrant is being exercised at such time.

(b) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

(c) “Change of Control” has the meaning set forth in the Purchase Agreement.

(d) “Ordinary Shares” means (i) the Company’s Ordinary Shares, par value $0.0001 per share, and (ii) any other securities into which or for which any of the securities described in clause (i) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(e) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

(f) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time in effect.

(g) “Exercise Period” means the period commencing on the date that is six (6) months after the Issue Date and ending 11:59 P.M. (New York time) on the date that is sixty (60) months from the commencement of the Exercise Period or earlier closing of a Fundamental Transaction.

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(h) “Exercise Price” means $1.85 per share, as may be adjusted pursuant to the terms hereof.

(i) “Fundamental Transaction” means, in each case with respect to the Company and whether effected in a single transaction or a series of related transactions: (a) a Change of Control; or (b) any reclassification of the Ordinary Shares, recapitalization, scheme of arrangement, amalgamation, merger, consolidation or similar transaction the primary purpose or direct result of which is that the outstanding Ordinary Shares are exchanged for, converted into or become the right to receive cash, securities or other property (other than a stock split, stock dividend or combination). For the avoidance of doubt, ordinary-course internal reorganizations (including the formation of a holding company) or equity financings in which (x) no Change of Control occurs and (y) the Ordinary Shares remain outstanding and are not exchanged for, converted into or made the right to receive cash, securities or other property, shall not, in and of themselves, constitute a Fundamental Transaction.

(j) “Issue Date” means [●].

(k) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(l) “Required Minimum” means, as of any date of determination, a number of Ordinary Shares equal to 125% of the maximum number of Warrant Shares then issuable upon exercise of this Warrant in full (after giving effect to all adjustments provided herein and disregarding the Beneficial Ownership Cap).

(m) “Warrant Shares” means collectively the Ordinary Shares of the Company issuable upon exercise of the Warrant in accordance with its terms, as such number may be adjusted pursuant to the provisions thereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of [●]

CURRENC GROUP, INC.

By:
Name:	Alexander King Ong Kong
Title:	CEO and Chairman

FORM OF SUBSCRIPTION

(To be signed only on exercise

of Ordinary Shares Purchase Warrant)

TO: Currenc Group, Inc.

1.	The undersigned Holder of the attached Warrant hereby elects to exercise its purchase right under such Warrant to purchase Ordinary Shares of Currenc Group, Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), to exercise the Warrant to purchase __________ Ordinary Shares and to pay the Aggregate Exercise Price therefor by wire transfer of United States funds to the account of the Company, which transfer has been made prior to or as of the date of delivery of this Form of Subscription pursuant to the instructions of the Company.

2.	In exercising this Warrant, the undersigned Holder hereby confirms and acknowledges that the Ordinary Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned shall not offer, sell or otherwise dispose of any such Ordinary Shares except under circumstances that will not result in a violation of the 1933 Act or any state securities laws. The undersigned hereby further confirms and acknowledges that it is an “accredited investor”, as that term is defined under the 1933 Act.

3.	Please issue a stock certificate or certificates representing the appropriate number of Ordinary Shares in the name of the undersigned or in such other name(s) as is specified below:

Name:

Address:

TIN:

Dated:
(Signature must conform exactly to name of Holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ________________ the right represented by the within Warrant to purchase Ordinary Shares of Currenc Group, Inc., an exempted company organized under the laws of the Cayman Islands, to which the within Warrant relates, and appoints _________________ attorney to transfer such right on the books of Currenc Group, Inc., with full power of substitution in the premises.

Dated: _______________
[insert name of Holder]

By:
Name:
Title:

[insert address of Holder]

Signed in the presence of:
By:
Name:
Title: